Exhibit 99.1

This exhibit contains “forward-looking statements” relating to expectations or forecasts of future events, including statements relating to prospective products, the status of product approvals, future performance of current and anticipated products, sales efforts, the size of markets for products, expenses and our programs to reduce expenses, the outcome of contingencies such as litigation and investigations, growth strategy and financial results.

Any of our forward-looking statements here or in other publications or our remarks may turn out to be wrong. Our actual results may vary materially, and there are no guarantees about the performance of Schering-Plough stock. Schering-Plough does not assume the obligation to update any forward-looking statement.

For further details and a discussion of factors that may cause actual result to differ from forward looking statements and other risks and uncertainties that may impact our business, see Schering-Plough's Securities and Exchange Commission (SEC) filings, including Schering-Plough's third quarter 2003 10-Q.

News Release

Schering-Plough Corporation
2000 Galloping Hill Road
Kenilworth, New Jersey 07033-0530

For Release: IMMEDIATELY	Media Contacts:	Denise K. Foy office: (908) 298-7616 cell: (908) 670-9407

Robert J. Consalvo office: (908) 298-7409 cell: (908) 295-0928

	Investors:	Lisa W. DeBerardine office: (908) 298-7437

CHAIRMAN/CEO FRED HASSAN OUTLINES ACTIONS FOR BUILDING
“THE NEW SCHERING-PLOUGH” AT ANALYSTS AND PORTFOLIO MANAGERS MEETING

HIGHLIGHTS ACTION AGENDA PROGRESS,
VISION FOR TURNAROUND AND LONG-TERM GROWTH

NEW YORK, N.Y., Nov. 18, 2003 – Speaking before approximately 250 analysts and portfolio managers, Fred Hassan, chairman and chief executive officer of Schering-Plough Corporation (NYSE: SGP), today outlined his actions for building “the new Schering-Plough” and reviewed progress on the company’s Action Agenda to stabilize, repair and turn the company around to achieve long-term growth. He noted that the transformation will lead to Schering-Plough becoming a strong and agile competitor.

     Also presenting at the meeting were Carrie Cox, executive vice president and president, Global Pharmaceuticals, who discussed the transformation of the company’s product portfolio and “Firing Up the Growth Engines”; Cecil B. Pickett, Ph.D., vice president and president, Schering-Plough Research Institute (SPRI), who provided an overview of Schering-Plough’s leading compounds in development and spoke on “Building the Future Growth Engines”; and Enrico Veltri, M.D., vice president, clinical research, Cardiovascular Department, who discussed “The ZETIA Promise,” highlighting the therapeutic profiles of ZETIA and the new ezetimibe/simvastatin product under development and reviewing the cholesterol-lowering therapy area.

     “I remain confident that Schering-Plough can be turned around because I know it can become a highly competitive global organization that should be capable of producing long-term growth,” said Hassan. “We have a clear Action Agenda in place, we are forming a strong new management team with a proven track record of success in executing turnarounds, and together we will do more with the products we have, bring forward more new growth drivers, and build a strong, high-performance company for the future,” he continued.

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     Hassan began his remarks by assessing the state of the company he joined in April 2003, identifying seven critical questions to be addressed. He said that his new management team had inherited a “wounded company in prolonged decline” and cited several factors: the loss of market exclusivity for the nonsedating prescription antihistamine CLARITIN, a steep decline in market share and earnings slopes for key profit-generating products, significant legal issues and regulatory challenges, and manufacturing and compliance issues relating to the May 2002 consent decree with the U.S. Food and Drug Administration (FDA), which have affected broad areas of the company and require substantial and growing annual expenditures. He observed that Schering-Plough had missed an opportunity to re-invent itself during the profitable CLARITIN years, that its focus on high margins may have come at the expense of long-term investment, and that its decentralized internal structure had led to silos and organizational disconnects. The company now faces difficult near-term financial comparisons stemming from declining slopes for key products, significant costs related to the consent decree, and the need to invest in the ZETIA opportunity in order to achieve its full potential. Multiple moving parts also are affecting the baseline, he added, such as the anticipated generic competition for REBETOL in the company’s hepatitis C franchise.

     Along with significant challenges, however, Hassan also noted that the new management team inherited some solid assets, including “unexpectedly good innovation content” in the early research pipeline; a motivated global sales force of 11,700 representatives being revitalized by the new management; products and franchises that are leaders in their own tight markets; significant upside potential in key countries, including Japan; and relatively long patent or data exclusivity positions for its product portfolio.

     Posing the question, “Is there reason to believe in a turnaround, and the future health of this company – despite the wait?” Hassan affirmatively answered “yes,” and reviewed the significant progress that has been made on the stabilize and repair phases of his five-point Action Agenda and the strategic initiatives that have been implemented. Key actions to date include:

•	Recruitment of top talent;

•	Transforming operations on a global and integrated basis;

•	Revitalization of sales force and marketing teams;

•	Restarting the existing growth engines – including ZETIA, NASONEX, CLARINEX, REMICADE and INTEGRILIN;

•	Aggressive pursuit of new growth engines – both in-house and externally discovered; and

•	Relentless cost-cutting and cost-control through the Value Enhancement Initiative (VEI) designed to achieve annual savings in excess of $200 million.

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     He also emphasized the opportunities for ZETIA and the new ezetimibe/simvastatin product in development, which contains the active ingredients in ZETIA (ezetimibe), the first in a new drug class of cholesterol absorption inhibitors, and Zocor (simvastatin), Merck’s cholesterol-lowering statin product. Merck/Schering-Plough Pharmaceuticals was formed in May 2000 to develop and market worldwide (excluding Japan) new prescription medicines in cholesterol management. Hassan pointed to yesterday’s announcement that a U.S. regulatory application had been submitted in September for the ezetimibe/simvastatin product, saying that, upon approval, the new agent will be “an important new entry that will successfully compete against any statin.” Noting that he had been associated with some very large products during his years in the industry, Hassan said that the “ZETIA franchise has the potential to be one of the big ones in my career.”

     Hassan highlighted a “200-Day Action Checklist,” saying that the company had already accomplished much in the stabilize and repair phases of the Action Agenda. Early indicators of success were already becoming visible, including: progress in stabilizing market shares for two key existing products, achieving a greater than 5 percent share in the U.S. cholesterol market for ZETIA, submitting an application for U.S. approval of ezetimibe/simvastatin, improved customer feedback and internal morale, progress on the consent decree and legal issues, gaining regulatory approvals for the PEG-INTRON REDIPEN in the United States and for REMICADE for the treatment of ankylosing spondylitis in the European Union, and implementing VEI savings initiatives.

     “As we complete difficult years in 2003 and 2004, the new Schering-Plough will then begin to get an edge through customer-centered product flow, functional and process excellence, relentless cost-consciousness and a commitment to business integrity, quality and compliance,” he said.

     Looking ahead, Hassan described what the “ultimate success” of the new Schering-Plough would look like. He said the company will be measured for its ability to deliver attractive long-term growth and shareholder return, steady product flow, superior status in its supply chain and superior status in business integrity, quality and compliance. When the Action Agenda is complete, the company should have more than 50 percent of sales coming from four to six growth engine products; a portfolio of products with good exclusivity; diverse R&D product flow, with more than 50 percent of new agents from external labs; robust processes with a motivated and resilient global workforce; and, finally, retain the innovation, speed and flexibility to give a competitive edge – even as the company’s size increases.

     Hassan concluded that it will be a long haul, but said he is confident that the turnaround will be successful and will be followed by sustained high performance.

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“Firing Up the Growth Engines"

Carrie Cox delivered an overview of Schering-Plough’s product portfolio, including a review of the problems and challenges in the prescription portfolio as well as the significant product and country opportunities and assets. Following Dr. Pickett’s presentation, she also provided a “commercial perspective” on the potential of the therapeutic agents he described.

     “Although there are no quick fixes as we transition through a difficult 2003 and 2004, we are stabilizing the business to maximize the opportunities for our existing product portfolio and create the platform for a turnaround, which includes becoming among the best at sales and marketing worldwide,” said Cox.

     Cox said that Schering-Plough’s prescription business has suffered, particularly in the United States, due to many factors, including poor sales and marketing execution, sub-optimal resource deployment and an undersized and underutilized worldwide sales force. To address these problems and reverse market share declines for key products, a number of actions have been taken, including recruiting top U.S. sales and marketing leaders and developing new product positioning and messaging for all brands.

     Cox also noted that the company was “moving rapidly and decisively to stabilize share in the hepatitis C market.” She reviewed several key steps to support the INTRON franchise, including initiation of the IDEAL trial (a head-to-head trial with a competing peginterferon product); approval of the REDIPEN delivery system; expansion of the sales force; and increased interaction with key opinion leaders. The anticipated introduction of generic competition for REBETOL will continue to pressure sales in 2004, she added, with the potential for 2004 franchise sales to decline as much as in 2003. But she predicted that with excellent execution, PEG-INTRON will win.

     Calling 2003-2004 the “years of stabilization and repair,” Cox said that the company possesses an “evolving portfolio marked by innovation and top-tier biologic products, including REMICADE and PEG-INTRON, and with respiratory products such as NASONEX and CLARINEX that have unfulfilled growth potential.” In addition, Cox noted that ZETIA and the future introduction of the new ezetimibe/simvastatin product give Schering-Plough the ability to compete in the global cholesterol-management market – the world’s largest product category.”

     Cox reported that the steps taken by management to date are starting to pay off, with signs of stabilization emerging in the previously declining market shares for CLARINEX and NASONEX, and in steady growth for ZETIA.

     She also reviewed the company’s international presence, noting that Japan represents a significant opportunity for future growth. She anticipates that five new products or new indications would be launched in Japan from now through 2007.

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     Reviewing the “peak sales” potential of the company’s portfolio, she assessed ZETIA, ezetimibe/simvastatin, REMICADE and CLARITIN/CLARINEX in the “more than $1 billion” category and offered portfolio sales potential for other products, including NASONEX, PEG-INTRON, TEMODAR, CAELYX, INTEGRILIN and ASMANEX.

     In the future, Cox said that the company is expected to progress to “a broad portfolio of new and established growth drivers and move past the history of over-reliance on a single franchise.” With ZETIA and REMICADE as the “bridge” in 2004, she said the company in 2005-07 and beyond is anticipating as growth drivers ZETIA, ezetimibe/simvastatin, REMICADE, NOXAFIL and SARASAR, along with the established drivers PEG-INTRON, NASONEX, TEMODAR, CAELYX, CLARINEX and INTEGRILIN. “We intend to bridge to a changing and expanded portfolio to support growth in 2005 and beyond,” she explained.

“Building the Future Growth Engines"

Dr. Pickett provided an overview of Schering-Plough’s leading research projects in development and highlighted significant scientific discoveries that offer the potential to become important new therapies. Reviewing the therapeutic profile of ZETIA, he described research efforts to understand the product’s unique mechanism of action. He said that SPRI researchers had recently discovered a novel target that is critical for the absorption of cholesterol and is believed to participate in the same cholesterol-absorption pathway as ZETIA. He said this discovery was accomplished using a novel genomics approach and proprietary bioinformatics tools and genetic models and could lead to the identification of new targets for cholesterol treatments. Dr. Pickett also reviewed the medical attributes of ASMANEX, an oral inhaler marketed in certain European countries and under regulatory review in the United States for the treatment of mild, moderate and severe asthma patients.

     In discussing late-stage compounds and indications in the pipeline, Dr. Pickett reviewed the development of REMICADE and summarized its broad use in several serious diseases, including rheumatoid arthritis, Crohn’s disease and ankylosing spondylitis, and its continuing development for the treatment of psoriatic arthritis, psoriasis and early rheumatoid arthritis. He also presented an overview of NOXAFIL, an oral, broad-spectrum antifungal in Phase III development for the treatment of serious opportunistic infections. In a clinical study, NOXAFIL demonstrated a 42 percent rate of successful clinical outcomes in patients with Aspergillus fungal infections refractory to standard antifungal therapy. The agent has also demonstrated success in other serious and frequently fatal fungal infections.

     Dr. Pickett reviewed SARASAR, a farnesyl transferase inhibitor, which is in Phase III development for the treatment of non-small-cell lung cancer and has shown synergistic activity in combination with chemotherapy agents. SARASAR is in earlier-phase development for other cancers.

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     In reviewing Phase II compounds, Dr. Pickett discussed an adenosine 2a receptor antagonist being developed for Parkinson’s disease, which was given fast-track development designation by the FDA this summer. Dr. Pickett reviewed compounds in earlier stages of development, including a protease inhibitor for hepatitis C infection that is in early phase clinical studies, a thrombin receptor antagonist for acute coronary syndromes, and a PDE5 inhibitor for erectile dysfunction. He also provided an update on the oral CCR5 receptor antagonists in development for HIV infection, reporting on the compounds’ potent antiviral activity against several HIV primary isolates.

     Lastly, Dr. Pickett reviewed the leading-edge research capabilities of Schering-Plough and how new technologies have been integrated into the discovery and drug development process, including genomics, chemistry and parallel synthesis, high-throughput screening and structure-based drug design.

“The ZETIA Promise"

Dr. Veltri reviewed the innovative therapeutic profile of ZETIA, the ezetimibe/simvastatin compound and the cholesterol-management therapy area, noting that hypercholesterolemia (high cholesterol) is a well-known risk factor for atherosclerosis and coronary heart disease.

     He reviewed the current practices for managing cholesterol, noting a treatment gap that shows large numbers of patients failing to achieve their LDL (“bad”) cholesterol goals, despite the identification of high cholesterol as a risk factor for coronary disease.

     Dr. Veltri identified several possible reasons for the treatment gap, noting that recommended guidelines have become more aggressive in terms of desired cholesterol levels, that there is evidence of under-treatment in clinical practice and that there are compliance challenges and limitations with current therapies. Dr. Veltri said that ZETIA, with a unique mechanism of action that is complementary to statins, has provided a significant new addition to the cholesterol-management therapy area. He said more than 4 million prescriptions have already been filled for ZETIA in the United States, with more than 1 million patients using the product.

     Discovered by Schering-Plough scientists, ZETIA is a novel cholesterol absorption inhibitor that works in the intestine, while statins work in the liver. Dr. Veltri reviewed the clinical data for ZETIA that demonstrate significant additional lowering of LDL cholesterol when added to a statin. He also explained that ezetimibe/simvastatin, if approved, would be the first medication to provide dual inhibition of cholesterol production and absorption in a single pill, thus maximizing “LDL-cholesterol reduction by inhibiting both cholesterol production and absorption.” He said studies have shown that ezetimibe/simvastatin achieves LDL-C lowering in the range of approximately 45-60 percent, “maximizing LDL-cholesterol reduction by inhibiting both cholesterol production and absorption.”

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Webcast Information

A replay of the live audio webcast of this meeting is available via the Schering-Plough corporate Web site, http://www.schering-plough.com, starting at approximately 2 p.m. on Nov. 18 through 5 p.m. on Nov. 25. Those wishing to listen to the replay should go to the corporate Web site and click on the “Investor Relations” link.

Disclosure Notice

This press release contains “forward-looking statements” relating to expectations or forecasts of future events, including statements relating to prospective products, the status of product approvals, future performance of current and anticipated products, sales efforts, the size of markets for products, expenses and our programs to reduce expenses, the outcome of contingencies such as litigation and investigations, growth strategy and financial results.

     Any of our forward-looking statements here or in other publications or our remarks may turn out to be wrong. Our actual results may vary materially, and there are no guarantees about the performance of Schering-Plough stock. Schering-Plough does not assume the obligation to update any forward-looking statement.

     For further details and a discussion of factors that may cause actual result to differ from forward looking statements and other risks and uncertainties that may impact our business, see Schering-Plough’s Securities and Exchange Commission (SEC) filings, including Schering-Plough’s third quarter 2003 10-Q.

     Schering-Plough is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide.

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